SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PROCYON CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class securities to which transaction applies:
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☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PROCYON CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 9, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 9, 2021:

This Proxy Statement and the Annual Report on Form 10-K for the year ended June 30, 2021 are available on the Company’s internet website at http://www.procyoncorp.com/investor-relations.html

Notice is hereby given that the Annual Meeting of Shareholders of Procyon Corporation, a Colorado corporation (the “Company”), will be held at our new offices of Procyon Corporation, 164 Douglas Road East, Oldsmar, Florida 34677 on Tuesday, November 9, 2021, at 4:00 p.m. Eastern Time, or at any adjournment or adjournments thereof, for the following purposes:

1.	To elect seven directors to hold office for the term set forth in the accompanying Proxy Statement and until their successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as independent registered public accountants for the 2021 fiscal year;

3.	To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING, although only shareholders of record at the close of business on September 20, 2021, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof. The transfer books of the Company will not be closed.

By Order of the Board of Directors,

Justice W. Anderson
Chief Executive Officer

Clearwater, Florida

October 12, 2021

IMPORTANT

PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

PROCYON CORPORATION

1300 S. HIGHLAND AVENUE

CLEARWATER, FLORIDA 33756

(727) 447-2998

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 9, 2021

4:00 p.m. Eastern Time

General

The enclosed proxy is solicited by the Board of Directors of Procyon Corporation (hereinafter referred to as the “Company” or “we”) for use at the Annual Meeting of Shareholders to be held at the Procyon Corporation, 164 Douglas Rd. E., Oldsmar, Florida at 4:00 p.m., Eastern Time, on Tuesday, November 9, 2021, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy will be mailed to shareholders on or about October 12, 2021. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by notifying the Secretary of the Company. Unless the proxy is revoked, or unless it is received in such form as to render it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

The record date with respect to this solicitation is September 20, 2020. All holders of record of Common Stock and Preferred Stock of the Company as of the close of business on that date are entitled to vote at the meeting. As of September 20, 2021, the Company had a total of 8,254,488 voting shares issued and outstanding consisting of 8,087,388 of Common shares, and 167,100 shares of Preferred Stock. Each Common and Preferred share is entitled to one vote. A majority of the votes entitled to be cast constitutes a quorum. If a quorum exists, action on any matter other than the election of directors will be approved if the votes cast in person or by proxy at the meeting favoring the action exceed the votes cast opposing the action. In the election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election will be elected. Abstentions and broker non-votes are not counted in the calculation of the vote. The Company’s officers and directors and director nominees, who are expected to vote for the directors nominated by the Board of Directors and to vote in accordance with the recommendations of the Board of Directors, own a majority of the Company’s outstanding shares. A shareholder may revoke a proxy at any time prior to its being voted. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors. The cost of this solicitation will be borne by the Company. Employees and directors of the Company may solicit proxies on behalf of the Company but will not receive any additional compensation for such solicitation. Proxies may be solicited personally or by mail, email, facsimile or telephone.

As a matter of policy, the Company holds proxies, ballots and voting tabulations that identify individual shareholders confidential. Such documents are available for examination only by the inspectors of election, none of whom is an employee of the Company, and certain employees associated with tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the Company. Specific due dates for these reports have been established and the Company is required to disclose any failure to file, or late filing, of such reports. Based solely on the Company’s review of the reports and amendments thereto furnished to the Company and written representations that no other reports were required to be filed in fiscal 2021, the Company’s officers, directors and beneficial owners of more than ten percent of its Common Stock complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

We adopted a written policy that requires Board approval by a disinterested majority of the directors voting for any transaction in which one of our directors, nominees for director, executive officers or greater than five percent stockholders, or their immediate family members, have a material interest. All of our directors and executive officers are required at all times, but not less than annually, to disclose all relationships they have with companies or individuals that have conducted business with, or had an interest in, our Company. Our executive officers monitor our operations, giving consideration to the disclosed relationships, and refer potential transactions to the Board of Directors for approval. The Board of Directors considers a related party transaction for its potential economic benefit to us, to ensure the transaction is, among other things, on terms no less favorable to us than those involving unrelated parties, in accordance with our policies and procedures, and that it is properly disclosed in our reports to shareholders.

Other than transactions described below, since July 1, 2021, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds $120,000; and,

•

in which any director, nominee for director, executive officer, shareholder which beneficially owns five percent or more of our common stock or any member of their immediate family members, had or will have a direct or indirect material interest.

Justice W. Anderson, our Chief Executive Officer, personally guaranteed a new $250,000 line of credit of which $0 was drawn out as of June 30, 2021.

We have determined that each of our directors, except Regina W. Anderson, Justice W. Anderson and James B. Anderson, are independent within applicable rules of The NASDAQ Stock Market® (“NASDAQ Rules”). Therefore, a majority of our Board of Directors, and each member of the Audit and Compensation Committees, are independent within applicable NASDAQ rules. Further, each member of our Audit Committee is also considered independent under SEC Rule 10A-3.

ANNUAL REPORT

The Annual Report to Shareholders for the year ended June 30, 2021 (“fiscal 2021") is being sent to all shareholders with this Proxy Statement. The Annual Report to Shareholders does not form any part of the material for the solicitation of any Proxy. The Annual Report to Shareholders contains the Company’s Annual Report on Form 10-K for fiscal 2021, as filed with the Securities and Exchange Commission on October 8, 2021. An additional copy of such Report, without exhibits, is available without charge to any shareholder of the Company upon written request to James B. Anderson, Procyon Corporation, 164 Douglas Road East, Oldsmar, Florida 34677. The Annual Report to Shareholders is also available online at http://www.procyoncorp.com/investor-relations.html.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in the Company’s Proxy Statement for next year’s Annual Meeting, the Company’s fiscal 2022 Annual Meeting. Shareholders who intend to submit proposals for inclusion in the 2022 Proxy Statement must do so by sending the proposal and supporting statements, if any, to the Company no later than June 11, 2022, and must meet the requirements of Rule 14a-8 under the Exchange Act. Such proposals should be sent to the attention of the Corporate Secretary, Procyon Corporation, 164 Douglas Road East, Oldsmar, Florida 34677. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement. If a shareholder intends to present a proposal for consideration at the 2023 annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, the SEC rules permit management to vote proxies in its discretion if we receive notice of the proposal before the close of business on August 25, 2022 and advise shareholders in our proxy statement for next year’s annual meeting about the nature of the matter and how our management intends to vote on such matter.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Board of Directors of the Company has implemented a process whereby shareholders may send communications to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Procyon Corporation, 164 Douglas Road East, Oldsmar, Florida 34677. The Corporate Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

OTHER MATTERS

Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or person acting under the Proxy.

PROPOSALS TO BE VOTED UPON

I. ELECTION OF DIRECTORS

Information concerning the seven nominees for election as directors is shown below. If elected, each nominee will serve as director for a one-year term or until his or her successor is elected and qualified. Effective October 1, 2015, the Board of Directors changed the number of directors to seven. All nominees are now members of the Board of Directors and all nominees have been unanimously nominated to stand for election or re-election by the Board of Directors, which performs the functions of a nominating committee, and which is composed of a majority of “independent” directors, within the meaning of the applicable listing standards of The NASDAQ Stock Market® (“NASDAQ Rules”). If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate or the Board of Directors may reduce the number of directors to eliminate the vacancy. If the nominees for director are re-elected, the Board will continue to be composed of a majority of independent directors.

The following material contains information concerning the nominees, including their recent employment, positions with the Company, other directorships and age as of the date of this Proxy Statement.

			Director
Name	Age	Capacities in Which Served	Since
Regina W. Anderson	74	Chairwoman of the Board	2005
Fred W. Suggs, Jr.	74	Director	1995
James B. Anderson	51	Director and Chief Financial Officer; Vice President - Operations, Amerx Health Care Corp.	2006
Justice W. Anderson	44	Director, Chief Executive Officer / President - Procyon President, Vice-President Marketing - Amerx Health Care Corp.	2006
Monica L. McCullough	50	Director	2019
Joseph R. Treshler	68	Director	2013
Steven McComas	54	Director	2021

Justice W. Anderson. Mr. Anderson currently serves as the Chief Executive Officer/President for Procyon (since January 2018) and President and V.P. of Marketing for AMERX Health Care Corporation. He has served on Procyon's Board of Directors since 2006. Mr. Anderson served as the Vice President of Sales for AMERX from January of 2001 until June of 2012 when the new V.P. of Sales was hired. Mr. Anderson has served on the Corporate Advisory Board of the American Academy of Podiatric Practice Management. Mr. Anderson joined AMERX in 2000 after receiving his B.A. degree from the University of Florida. Mr. Anderson is the son of John C. Anderson, our late President, Chief Executive Officer and Chairman of the Board, son of Regina Anderson, the Company's Chairwoman of the Board and former Chief Executive Officer/President of Procyon and the brother of James B. Anderson, our Chief Financial Officer.

Regina Anderson. Ms. Anderson has served as Chairwoman of the Board of Directors since September 2005, and as our Chief Executive Officer/President from November 2005 through December 2017. Ms. Anderson has 39 years experience in the medical field and 32 years of management experience. Ms. Anderson worked at Health South Rehabilitation Hospital for ten years as Outpatient Director, in charge of the main outpatient center plus four satellite offices. Prior to her work at HealthSouth, Regina was Vice-President of Operations at Stuffit Direct Marketing Company from 1980 through 1989. Regina received her Masters Degree from Kansas State University in 1970.

James B. Anderson. Mr. Anderson, a Director since 2006, has served as our Chief Financial Officer since June 2005. In addition, from September 22, 2005, until that position was filled by Regina Anderson on November 1, 2005, Mr. Anderson served as Interim Chief Executive Officer. On June 28, 2005, Mr. Anderson was appointed to serve as the President of Sirius Medical Supply, Inc. Since 1993, Mr. Anderson has been involved with AMERX Health Care Corporation as its Chief Information Officer until 2005, when he was appointed VP of Operations. In 1996, Mr. Anderson became involved with Procyon Corporation after its merger and has since performed the duties of Vice President of Operations. Prior to Mr. Anderson's work with the Company, he was involved with importing and exporting to Russia and Direct Mail Marketing. He received a B.S. from the University of South Florida. Mr. Anderson is the son of John C. Anderson, our late President, Chief Executive Officer and Chairman of the Board, the son of Regina Anderson, the Company's Chairwoman of the Board and former Chief Executive Officer of Procyon, and the brother of Justice W. Anderson, our Chief Executive Officer/President of Procyon and Vice President of Marketing and the President of AMERX Health Care Corporation.

Fred W. Suggs, Jr. Mr. Suggs has served on our Board of Directors since 1995. He is also the Chairman of the Ethics Committee and is a member of the Compensation Committee. Mr. Suggs brings his expertise and experience as a labor lawyer. He has been a practicing attorney since 1975. He is a partner in the Greenville, South Carolina office of Ogletree, Deakins, Nash, Smoak & Stewart, specializing in labor and employment law. He has been certified as a specialist in labor and unemployment law by the South Carolina Supreme Court and is a frequent lecturer on labor and employment law issues. Mr. Suggs graduated from Kansas State University with a B.S. degree and he received his J.D. degree from the University of Alabama.

Joseph R. Treshler. Mr. Treshler was appointed director by the Board of Directors in January 2013 to fill a vacancy on the Board created by increasing the number of total Board members. Mr. Treshler serves at the Vice President of Business Management & Development of Covanta Energy Corporation, and is responsible for Covanta’s asset management, business development, project implementation, client community relations, community affairs and Clean World Initiative efforts in Florida. Mr. Treshler earned his B.S. degree in Chemical Engineering in 1974 from Iowa State University of Science and Technology. He is a Professional Engineer registered to practice in the State of Florida. Mr. Treshler was appointed by the Company’s Board of Directors to serve on the Audit Committee on January 8, 2013 and to serve on the Ethics Committee on June 7, 2013.

Monica McCullough. Ms. McCullough has served as a Director of the Company since November 2019 and was appointed Chairperson of the Audit Committee in 2019. Ms. McCullough has 25 years of accounting experience in various capacities. Her experience includes the management of several accounting functions, implementation and maintenance of Sarbanes-Oxley policies and procedures, SEC reporting, coordination of quarterly and annual audits, as well as implementing and maintaining accounting systems. She has spent the last 8 years as Facility Controller in the waste to energy industry. Ms. McCullough graduated from the University of South Florida with a B.S. degree in Accounting and is a Certified Public Accountant.

Steven McComas. Mr. McComas was appointed to the Board of Directors by a unanimous vote of the Board on July 17, 2021. He was also appointed to serve on the Ethics Committee. Mr. McComas brings to the Company’s Board significant experience acting as an executive officer of several companies. Mr. McComas is an executive with thirty years of global experience in a variety of financial management, business leadership and corporate strategy. Currently, Mr. McComas is the Chief Executive Officer for Responsive Technology Partners, Inc. a managed information technology consulting and services firm operating throughout the Southeastern United States with offices in Metter, Vidalia, Atlanta, Athens, and Milledgeville Georgia, Raleigh, North Carolina and Tampa, Florida. Under Mr. McComas’ leadership, Responsive Technology Partners, Inc. has quickly grown to a ranking by Inc. Magazines’ 5000 as the 630 fastest-growing private companies in America in 2020. Mr. McComas also serves as the Chief Financial Officer for Pineland Telephone Cooperative, Inc., a rural telephone, and broadband cooperative based in Metter, Georgia and is responsible for all the company’s financial functions. Before Pineland, Mr. McComas had served as a Vice President of Finance for an operating subsidiary of the world’s largest publicly traded Thailand-based company engaged in the manufacturing and exporting of pet foods in the world. He was also the North American Director of Indirect Purchasing for a publicly traded world leader in outdoor power products for forestry, lawn and garden care headquartered in Stockholm, Sweden. Mr. McComas also was the Chief Financial Officer in commercial banking and private equity.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of Common Stock as of October 5, 2021 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or director nominee, and (iii) all executive officers and directors as a group. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted. As to the Company’s preferred stock, as of October 5, 2021, no officer or director of the company owned any preferred shares.

Common Shareholdings on October 5, 2021

Name and Address	(3)	Number of Shares		Percent of Class (%)
Justice W. Anderson		3,515,500	(4)	42.9
George O. Borak		100,092		1.2
Fred W. Suggs	(l)	100,000		1.2
James B. Anderson		106,000	(5)	1.3
Regina W. Anderson		78,060		1.0
Joseph R. Treshler	(1)(2)	17,000		*
Paul E. Kudelko	(6)	0		0
Monica L McCullough	(2)	0		0
Steven McComas		0		0
All directors and officers as a group (eight persons)		3,916,652	47.8
Roy M. Speer Foundation, 2535 Success Dr., Odessa, FL 33556		1,540,000	18.8

* Less than 1%

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Except as noted above, the address for all persons listed is 164 Douglas Rd E, Oldsmar, Florida 34677.
(4)

Mr. Anderson beneficially owns 3,350,500 shares of common stock as Trustee of the John C. Anderson Trust in accordance with Mr. Anderson's will. He also owns of record 75,000 shares of common stock and options to purchase 90,000 shares of Common Stock.

(5)	Includes 10,000 shares in joint name with his wife and options to purchase 25,000 shares of Common Stock.
(6)	Dr. Kudelko resigned from the Board of Directors and the Ethics Committe effective July 6, 2021.

Compensation of Directors and Executive Officers.

Processes and Procedures for the Consideration and Determination of Executive and Director Compensation.

Compensation programs for our executive officers are reviewed and recommended by our Compensation Committee and are approved by the Board of Directors. None of the executive officers are members of the Compensation Committee or otherwise had any role in determining the compensation for themselves or other executives, although the Compensation Committee does receive input from the executive officers when considering adjustments to base salary and other compensation components and the Chief Executive Officer’s recommendations with respect to compensation of the other executives. The Compensation Committee conducts an annual review of our executive compensation programs to ensure that they meet the Company’s objectives. The Compensation Committee does not delegate its authority to evaluate and make recommendations to the Board concerning executive compensation to any persons. Further, the Compensation Committee has not relied in the past on any consultants in the performance of its duties. The Compensation Committee is also responsible for making recommendations concerning director compensation. Currently, the directors do not receive any compensation.

Summary Compensation Table. The following table sets forth compensation information for the two fiscal years ended June 30, 2021 and 2020 of the Company’s Chief Executive Officer and Chief Financial Officer, and the President and Vice President - Sales of our subsidiary, Amerx Health Care Corp. (the “Named Executive Officers”). Elements of compensation for our Named Executive Officers include salary, discretionary cash bonuses, non-equity incentive plan compensation and other perquisites and benefits. We do not have a pension plan and do not offer non-qualified deferred compensation arrangements. As a result, columns related to these items have been omitted from the table below.

Name and Principal Position	Year	Salary($)	Bonus($)	Option Awards ($)	Non-equity incentive plan compensation ($)(2)	All Other Compensation ($)	Total($)
Justice W. Anderson,	2021	$246,600	$0	$9,840	$31,131	$0	$287,571
President (AMERX ) CEO & President (Procyon) as of January 2018	2020	$242,116	$0	$0(1)	$27,465	$0	$269,581
James B. Anderson,	2021	$190,000	$0	9,840	$20,883	$0	$220,723
Chief Financial Officer (Procyon), Vice President of Operations (AMERX )	2020	$166,924	$0	0	$15,926	$0	$182,850
George O Borak,	2021	$182,513	$0	0	$16,021	$0	$198,534
Vice President Of Sales (AMERX )	2020	$172,243	$0	0	$19,718	$0	$191,961

1.	Aggregate grant date fair value. 25,000 options granted with $0.373 exercise price.
2.	Profit sharing earned in fiscal 2020/2021 respectively, but paid on or about October 1, 2020/2021 respectively.

Narrative Disclosure to Summary Compensation Table

Named Executive Officer’s Employment Contracts

Justice W. Anderson's Restated and Amended Executive Employment Agreement, which is effective July 1, 2021, provides for a base annual salary of $257,000 and other benefits, including certain incentive bonus compensation based upon Amerx achieving certain financial goals for sales and net profit and at the discretion of the Board of Directors. Mr. Anderson's Agreement calls for a term of one year, but may be terminated by either party, with or without cause, upon thirty day's written notice.

James B. Anderson's Restated and Amended Executive Employment Agreement, which is effective July 1, 2021, provides for a base annual salary of $187,200 and other benefits, including short-term and long-term incentive bonus compensation based upon Amerx achieving certain operational and financial goals and at the discretion of the Board of Directors. Mr. Anderson's Agreement calls for a term of one year, but may be terminated by either party, with or without cause, upon thirty day's written notice.

George Borak's Restated and Amended Executive Employment Agreement, which is effective July 1, 2021, provides for a base annual salary of $187,200 and other benefits, including certain incentive bonus compensation based upon Amerx achieving certain financial goals for sales and net profit and at the discretion of the Board of Directors. Mr. Borak's Agreement calls for a term of one year, but may be terminated by either party, with or without cause, upon thirty day's written notice.

Outstanding Equity Awards

An Agreement to grant 40,000 Options to purchase common stock was executed and delivered to Justice Anderson, pursuant to his executive employment agreement, on September 27, 2016, but with a grant date of June 30, 2016.

An Agreement to grant 25,000 Options to purchase common stock was executed and delivered to Justice Anderson, pursuant to his executive employment agreement, on August 23, 2017, but with a grant date of June 30, 2017.

An Agreement to grant 25,000 options to purchase common stock was executed and delivered to Justice Anderson, pursuant to his Restated and Amended Executive Employment Agreement dated July 1, 2020 on September 24, 2021, but was granted and effective on June 30, 2021.

An Agreement to grant 25,000 options to purchase common stock was executed and delivered to James Anderson, pursuant to his Restated and Amended Executive Employment Agreement dated July 1, 2020 on September 24, 2021, but was granted and effective on June 30, 2021.

Compensation of Directors

No employee of the Company receives any additional compensation for his services as a director. No non-employee director receives any compensation for his service; however, the Board of Directors has authorized payment of reasonable travel or other out-of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors. The Board of Directors may consider alternative director compensation arrangements from time to time.

Stock Option Plan

The Company maintained the Procyon Corporation 2009 Stock Option Plan (the “2009 Option Plan”) until it expired on December 8, 2019. The 65,000 Options issued prior to expiration of the 2009 Option Plan are still excercisable by the recipient for a period of ten years from the grant date.

The 2009 Option Plan was approved by our shareholders on December 8, 2009 and expired on December 8, 2019. No further options or other awards may be granted under the 2009 Option Plan.

As of June 30, 2019, 65,000 Options to purchase common stock were awarded to Justice Anderson, pursuant to the terms of his employment agreements, effective October 1, 2015 and July 1, 2016. The 1,000,000 shares of common stock that have been reserved for the 2009 Option Plan have not been registered under the Securities Act of 1933. We have no present plans to register such shares.

On September 22, 2020, our Board of Directors and Compensation Committee approved a new Procyon Corporation 2020 Stock Option and Incentive Plan (the “2020 Option Plan”), and was approved by our shareholders in the annual meeting of shareholders in November 2020.

The purpose of the 2020 Option Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract and retain employees (including officers), directors and independent contractors of the Company, and to furnish additional incentives to such persons to enhance the value of the Company over the long term by encouraging them to acquire a proprietary interest in the Company. Employees, Consultants and Directors of the Company are eligible to be granted Awards under the 2020 Option Plan, subject to the limitations described in the Plan.

The 2020 Option Plan is to be administered by the Compensation Committee (the “Administrator”).

The 2020 Option Plan provides for the granting of Incentive Stock Options, meeting the requirements of 422 of the Internal Revenue Code (the “Code”), Non-Qualified Stock Options, which do not qualify as Incentive Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards (together, an “Award”). An SAR is an Award entitling the recipient to receive shares of Common Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised. “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator equal to the value thereof as of such payment date, which right may be subject to certain vesting conditions and other restrictions. “Other Stock-Based Awards” means other Awards of Shares, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property.

The Board of Directors has authorized the issuance of 2,000,000 shares of Common Stock to underlie the granting of Awards under the 2020 Option Plan. The 2,000,000 shares of Common Stock that have been reserved for the 2020 Option Plan have not been registered under the Securities Act of 1933. We have no present plans to register such shares. No Stock Options or other Awards have been granted by the Company under the 2020 Option Plan.

Incentive Stock Options may only be granted to employees of the Company or its Subsidiaries and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. Incentive Stock Options can be granted for a term not exceeding ten years, except for Ten Percent Owners of our Common Stock, for whom the maximum option term is five years. Incentive Stock Options are granted with an exercise price of not less than 100% of the Fair Market Value of the underlying Common Stock on the date of grant. However, for Ten Percent Owners, the exercise price must be 110% of the Fair Market Value of the underlying Stock on the date of grant. Further, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

Non-Qualified Stock Options are Options that is not intended to be or otherwise do not qualify as an Incentive Stock Option. Non-Qualified Stock Options shall be granted and have a term of not more than ten years from the date of grant. The exercise price must be not less than 100% of the Fair Market Value of the underlying Common Stock on the date of grant. Non-Qualified Stock Option can be awarded to employees, officers, directors or consultants.

Effective June 30, 2021, the Company granted 25,000 non-qualified stock options to Justice W. Anderson and 25,000 non-qualified stock options to James B. Anderson for exceeding certain performance standards in fiscal 2021, pursuant to the terms of their respective Restated and Amended Executive Employment Agreements dated July 1, 2020. Each of the options were dated September 24, 2021, but were granted and effective as of June 30, 2021 for a ten year term and have an exercise price of .373 per share.

Committees of the Board

The Board of Directors has delegated certain of its authority to a Compensation Committee, an Audit Committee and an Ethics Committee.

The Compensation Committee is composed of Mr. Suggs (Chairman) and Mr. Treshler. The Compensation Committee adopted a Charter on December 8, 2007. The Compensation Committee charter may be viewed on our website at http://www.procyoncorp.com/investor-relations.html. Each member of the Compensation Committee is not a former or current officer or employee of the Company and is otherwise independent within the meaning of the applicable NASDAQ Rules. The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to compensation matters, including bonuses for employees, and to administer the Company’s Option Plan. Historically, review and adjustment of compensation of our executive officers has primarily been determined by our Chief Executive Officer. See also, “Processes and Procedures for the Consideration and Determination of Executive and Director Compensation,” above.

The Company formed an Audit Committee in July 2004. In January 2013, the Board appointed Joseph R. Treshler as director and a member of the Audit Committee. In November 2019, the Board appointed Monica L. McCullough Audit Committee member and Chair. The Board believes that Ms. McCullough and Mr. Treshler are independent pursuant to The NASDAQ Stock Market, Inc. (“NASDAQ”) rules and both Ms. McCullough and Treshler also meet the requirements of an audit committee financial expert. In addition, we have determined that Ms. McCullouh and Mr. Treshler are also independent within the meaning of SEC Rule 10A-3(b)(1).

The Audit Committee adopted a Charter, effective October 27, 2006.The Audit Committee Charter can be viewed on our website at http://www.procyoncorp.com/investor-relations.html. Pursuant to its Charter, the primary function of the Audit Committee is to review and approve the scope of audit procedures employed and to review and approve the audit reports rendered by the Company’s independent auditors and to approve the audit fees charged by the independent auditors. In addition, pursuant to the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder, the Audit Committee is responsible for, among other things, pre-approving all audit and non-audit services performed by the independent auditors, approving the engagement of the auditors and receiving certain reports from the independent auditors prior to the filing of the audit report. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors.

The Company does not have a Nominating Committee. However, the entire board of directors, which is comprised of a majority of independent directors pursuant to applicable NASDAQ rules, performs the function of a nominating committee. The Company believes that a separate committee is not necessary for a company of its size. For purposes of the Audit Committee and the foregoing statement, the Company has used the definition of “independent director” as contained in the corporate governance rules of NASDAQ, as amended.

The Company also formed an Ethics Committee of the board members in 2004. The members are Messrs. Suggs (Chairman) and McComas. The charter for the ethics committee may be viewed on the Company website (http://procyoncorp.com/images/stories/Code_of_Ethics_Senior_Officers.pdf).

Director Independence

We believe that Ms. McCullough and Messrs. Suggs, Treshler and McComas are independent directors as defined under applicable NASDAQ rules. Regina W. Anderson, James B. Anderson and Justice W. Anderson are not deemed to be independent directors as each is an executive officer or relative of an executive officer of the Company and/or its subsidiaries. We believe Ms. McCullough and Mr. Treshler also meet the audit committee independence requirements of SEC Rule 10A-3(b)(1).

Board Leadership Structure and Role in Risk Oversight

We have no formal policy concerning the separation or combination of the Chief Executive Officer and Chairman of the Board positions. Our Board has the right to exercise its judgment to choose the Chairman as it deems best for the Company at any point in time. Currently, Regina Anderson serves as Chairwoman of the Board and Justice W. Anderson serves as Chief Executive Officer/President. The Board has not appointed a “lead independent director.” We believe that our Board leadership structure is appropriate for a company of our size, particularly where we have a majority of independent directors.

We currently have seven directors, a majority of whom are independent. There are three committees of the Board, each comprised and chaired solely by independent directors. Risk management is overseen by the Board as a whole, but also through our committees, particularly the Audit and Ethics Committees, which report to the Board. Our Board, with the assistance of the Audit and Ethics Committees, reviews the Company’s risk oversight framework, and the Board receives regular reports not only from Board committees but also directly from senior management regarding certain major risks facing the Company and its operating subsidiary and the steps taken by management to manage and mitigate those risks. We believe that our Board provides effective oversight of the risk management function, especially through the work of the Audit and Ethics committees.

Nomination Procedures

Shareholders may recommend director candidates for inclusion by the board of directors in the slate of nominees which the board recommends to shareholders for election. The qualifications of recommended candidates will be reviewed by the board. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the shareholders, his or her name will be included in the Company’s proxy card for the stockholder meeting at which his or her election is recommended.

Shareholders may recommend individuals to the board for consideration as potential director candidates by submitting their names and background to the Company’s Corporate Secretary, at the Company’s address set forth above. Such recommendations will be forwarded to the board. The board will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

In order to be considered timely, shareholder nominations for our next annual meeting for fiscal 2023, along with all required information, must be received by the Company no later than June 11, 2022.

The process followed or expected to be followed by the board to identify and evaluate candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the board.

Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the board will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by board members or by other persons. In considering whether to recommend any candidate for inclusion in the board’s slate of recommended director nominees, including candidates recommended by shareholders, the board will consider, among other things, the candidate’s:

•	integrity and honesty,

•	ability to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole,

•	background and experience with manufacturing, retailing, operations, finance, marketing or other fields which will complement the talents of the other board members,

•	willingness and capability to take the time to actively participate in board and Committee meetings and related activities,

•	ability to work professionally and effectively with other board members and Company management,

•	availability to remain on the board long enough to make an effective contribution, and

•	absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues; and

•	experience with accounting rules and practices.

The board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, diversity, knowledge and abilities that will allow the board to fulfill its responsibilities. The board does not at this time have a policy to consider diversity (in gender, ethnic and racial background) in identifying nominees for the board.

Audit Committee Report

In October 2021, the Audit Committee, submitted the following report:

We have reviewed and discussed with management the Company’s audited financial statements for the year ended June 30, 2021 (the “Fiscal Year 2021 Financial Statements”).

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and have discussed with the auditors the auditors’ independence.

Based upon the reviews and discussions referred to above, we recommended to the Board of Directors that the Fiscal Year 2021 Financial Statements be included in the Company’s annual report on Form 10-K for Fiscal Year 2021 for filing with the Securities and Exchange Commission.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of the proxy statement, in connection with the annual meeting, except to the extent that the Company specifically requests that this Report be specifically incorporated by reference.

Date: October 8, 2021	Monica L. McCullough, Audit Committee member and Chairperson
Joseph R. Treshler, Audit Committee member

Board and Committee Meeting Attendance

In fiscal 2021, the Board of Directors held four formal meetings. The Compensation Committee held five meetings, the Audit Committee held five meetings, and the Ethics Committee held two meetings during fiscal 2021. All directors attended at least 75% of the Board and applicable committee meetings in person or by telephone.

The Company encourages, but does not require, Board members to attend the annual meeting of shareholders. All but one of the directors attended last year’s annual meeting.

Code of Ethics for Senior Financial Officers

The Company has adopted a Code of Ethics for Senior Financial Officers, a copy of which can be viewed on our website, http://www.procyoncorp.com/investor-relations.html. The Code of Ethics applies to all senior financial officers of the Company, including the Chief Executive Officer, the Chief Financial Officer, the Treasurer and any other person performing similar functions.

The Board of Directors has unanimously approved and recommends that shareholders vote FOR the director nominees identified above.

II.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL 2022.

Our Audit Committee has approved the engagement of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. of Tampa, Florida, to act as our independent registered public accountants for fiscal 2022, subject to approval of our shareholders in this Proposal II for the annual meeting. Ferlita, Walsh, Gonzalez & Rodriguez, P.A., and its predecessor, has examined the financial statements of the Company beginning with the fiscal year ended June 30, 1998. No members of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. are expected to be in attendance at the annual meeting.

Audit Fees. In fiscal 2021, the Company paid to its independent accountants $62,250 in fees related directly to the audit and review of the Company's financial statements. In fiscal 2020, the Company paid to its independent accountants $58,750 in fees related directly to the audit and review of the Company's financial statements.

Audit-Related Fees. The Company's independent accountants performed no other audit-related services for the Company during fiscal 2021 and 2020, other than the audit services described above.

Tax Fees: In fiscal 2021, the Company paid to its independent accountants $2,000 in fees related directly to tax preparations. In fiscal 2020, the Company paid to its independent accountants $2,000 in fees related directly to tax preparations.

Audit Committee Pre-Approval Procedures. Procyon’s independent auditor reports to, and is engaged at the direction of, the Audit Committee, with annual approval by the shareholders. Our Board implemented, and the Audit Committee ratified, procedures for the pre-approval of audit and non-audit services performed by the Company’s independent auditors. The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company and acts to assure that the independent auditors are not engaged to perform specific non-audit services proscribed by law or regulation.

The Board of Directors recommends a vote FOR ratification of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as independent auditors for the Company for the 2022 fiscal year.